EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 238 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated November 3, 2014 which was filed as Exhibit (i) to Post-Effective Amendment No. 231.

/s/ David D. Barr
David D. Barr, Esq.

March 2, 2015

Boston, Massachusetts